Exhibit 99.1

RealPage Reports Third Quarter 2020 Financial Results

Company Delivers Record Quarterly Revenue and Increases 2020 Outlook

RICHARDSON, Texas--(BUSINESS WIRE)--November 5, 2020--RealPage, Inc.(NASDAQ: RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

  GAAP total revenue of $298.1 million, an increase of 17% year-over-year;
  Net income of $16.3 million, or $0.16 in net income per diluted share, a year-over-year increase of 40% and 33%, respectively;
  Adjusted EBITDA of $86.2 million, an increase of 19% year-over-year; and,
  Non-GAAP net income of $52.2 million, or $0.52 in non-GAAP net income per diluted share, a year-over-year increase of 22% and 16%, respectively.

Comments on the News

“In the third quarter, we continued to exceed expectations and delivered the strongest quarter in RealPage history. We believe our continued performance underscores the strength of our model and the importance of the solutions we are providing to customers. We achieved this performance despite significant uncertainty in many sectors of the economy – further evidence that technology transformation remains a top priority for owners and operators throughout the country,” said Steve Winn, Chairman and CEO of RealPage.

“During the third quarter, we sharpened our focus on disciplined investment while proactively helping our customers respond to a historic transition to a work-from-home model. More than ever, RealPage customers recognize the need for digital transformation to meet these challenges. As a result, we are raising the mid-point of our full-year revenue outlook by $11 million and our Adjusted EBITDA margin guidance by 100 basis points,” said Brian Shelton, Chief Financial Officer and Treasurer of RealPage. “As we prepare for 2021, we will continue to focus on top-line growth and operating discipline, both of which will position us for sustained success.”

2020 Financial Outlook

RealPage management expects to achieve the following results during the fourth quarter ending December 31, 2020:

  GAAP total revenue is expected to be in the range of $292 million to $296 million;
  GAAP net income per diluted share is expected to be in the range of $0.10 to $0.14;
  Non-GAAP total revenue is expected to be in the range of $292 million to $296 million;
  Adjusted EBITDA is expected to be in the range of $78 million to $82 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.46 to $0.50;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 101.0 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2020:

  GAAP total revenue is expected to be in the range of $1,152 million to $1,156 million;
  GAAP net income per diluted share is expected to be in the range of $0.44 to $0.48;
  Non-GAAP total revenue is expected to be in the range of $1,154 million to $1,158 million;
  Adjusted EBITDA is expected to be in the range of $316 million to $320 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.90 to $1.94;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 98.2 million.

Conference Call Information

The company will host a conference call at 5:00 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at https://www.webcaster4.com/Webcast/Page/2558/38337. In addition, a live dial-in will be available domestically at 844-369-8770 and internationally at 862-298-0840. A replay will be available at 877-481-4010 or 919-882-2331, using passcode 38337, and on the RealPage investor relations website.

About RealPage

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 19 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the fourth quarter and calendar year ending December 31, 2020, the strength of our model and the importance of the solutions we are providing to customers, significant uncertainty in many sectors of the economy, that technology transformation remains a top priority for owners and operators throughout the country, the historic transition to a work-from-home model, that customers recognize the need for digital transformation to meet these challenges, and that our focus on top-line growth and operating discipline position us for sustained success. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations. We may be required to revise the results contained herein upon finalizing our review of our quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) developments with respect to legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on August 4, 2020. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related deferred revenue, (2) depreciation, (3) amortization of product technologies, (4) organizational realignment costs and (5) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) organizational realignment costs, (7) regulatory and legal matters, (8) stock-based expense, (9) interest expense, net, and (10) income tax expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and (gain) loss on disposal of assets, (2) acquisition-related expense, (3) organizational realignment costs, (4) regulatory and legal matters, and (5) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and (gain) loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) organizational realignment costs, (5) regulatory and legal matters, and (6) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related deferred revenue, (2) asset impairment and (gain) loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, (5) organizational realignment costs, (6) regulatory and legal matters, and (7) stock-based expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income, plus (1) income tax expense, (2) acquisition-related deferred revenue, (3) asset impairment and (gain) loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) change in fair value of equity investment, (6) acquisition-related expense, (7) organizational realignment costs, (8) regulatory and legal matters, (9) amortization of convertible notes’ discount, and (10) stock-based expense, less (11) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate.

The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Diluted Weighted Average Shares Outstanding. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Diluted Weighted Average Shares Outstanding" as diluted weighted average shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions and capped call transactions entered into in May 2017 and May 2020, respectively, in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. The non-GAAP tax rate excludes the tax effect of these items. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to non-GAAP operations. In 2019, the company used a non-GAAP tax rate of approximately 26% to approximate the company’s long-term effective corporate tax rate. During 2019, the company availed itself of research and development tax credits for both federal and state and other state tax credits that will impact its long-term effective tax rate in future periods. For 2020 guidance purposes, the company uses a non-GAAP tax rate of 24% to more align with the expected impact of the credits and other anticipated impacts of US tax reform as rules are clarified by the US Treasury and foreign jurisdictional changes that impact the company’s tax portfolio globally. This non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of the company’s operating environment, changes in tax legislation, jurisdictional mix of earnings, and other factors deemed appropriate and necessary.
  Acquisition-related deferred revenue – This item is included to reflect deferred revenue written down for GAAP purposes under purchase accounting in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and (gain) loss on disposal of assets – This item comprises gains and losses on the disposal and impairment of long-lived assets, and impairment of intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of this item facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets – Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and is therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – Intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, this item is not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Change in fair value of equity investment – This item represents changes in fair value of our equity investment based on observable price changes in orderly transactions for an identical or similar investment of the same issuer. We believe exclusion of this item facilitates a more accurate comparison of our results of operations between periods as this item is not reflective of our ongoing operations.
  Acquisition-related expense – This item consists of direct costs incurred in our business acquisition transactions and expenses related to integration activities, and the impact of changes in the fair value of acquisition-related contingent consideration obligations. Examples of these direct costs include transaction fees, due diligence costs, acquisition retention bonuses and severance, and third-party consultants to assist with integration. We believe exclusion of this item facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Organizational realignment – This item consists of direct costs associated with the alignment of our business strategies. In connection with these actions, we recognize costs related to termination benefits, exit costs associated with closure of facilities, certain asset impairments, cancellation of certain contracts, and other professional and consulting fees associated with these initiatives. We believe exclusion of this item facilitates a more accurate comparison of our ongoing results of operations between periods.
  Regulatory and legal matters – This item is comprised of certain regulatory and similar costs and certain legal settlement costs, such as costs related to the company’s Hart-Scott-Rodino Antitrust Improvements Act review process incurred in connection with our acquisitions or the settlement of certain legal matters. These costs are excluded as they are irregular in timing and scope, and may not be indicative of our past and future performance. We believe exclusion of this item facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of convertible notes’ discount – This item consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017 and May 2020. Management excludes this item, as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	September 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$ 612,118	$ 197,154
Restricted cash	231,351	243,323
Accounts receivable, less allowances of $12,186 and $10,271 at September 30, 2020 and December 31, 2019, respectively	130,118	143,127
Prepaid expenses	34,802	24,539
Other current assets	32,187	27,387
Total current assets	1,040,576	635,530
Property, equipment, and software, net	176,994	163,282
Right-of-use assets	113,557	121,941
Goodwill	1,725,872	1,611,749
Intangible assets, net	350,400	372,996
Deferred tax assets, net	21,925	33,812
Other assets	27,550	30,507
Total assets	$ 3,456,874	$ 2,969,817

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 40,935	$ 40,092
Accrued expenses and other current liabilities	106,659	89,038
Current portion of deferred revenue	134,003	134,148
Current portion of term loans	30,000	18,750
Convertible notes, net	314,935	-
Customer deposits held in restricted accounts	232,554	243,316
Total current liabilities	859,086	525,344
Deferred revenue	4,724	4,793
Revolving facility	-	230,000
Term loans, net	553,201	575,313
Convertible notes, net	285,462	305,188
Lease liabilities, net of current portion	124,452	133,313
Other long-term liabilities	41,835	22,940
Total liabilities	1,868,760	1,796,891
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized, 102,260,247 and 96,100,296 shares issued and 101,923,802 and 94,744,157 shares
outstanding at September 30, 2020 and December 31, 2019, respectively	102	96
Additional paid-in capital	1,578,661	1,222,356
Treasury stock, at cost: 336,445 and 1,356,139 shares at September 30, 2020 and December 31, 2019, respectively	(10,468)	(39,483)
Retained earnings (deficit)	25,036	(7,695)
Accumulated other comprehensive loss	(5,217)	(2,348)
Total stockholders’ equity	1,588,114	1,172,926
Total liabilities and stockholders’ equity	$ 3,456,874	$ 2,969,817

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
On demand	$ 290,239	$ 245,637	$ 837,269	$ 707,341
Professional and other	7,910	9,565	23,160	26,028
Total revenue	298,149	255,202	860,429	733,369
Cost of revenue(1)	111,497	98,783	331,120	284,685
Amortization of product technologies	14,236	10,315	42,539	29,729
Gross profit	172,416	146,104	486,770	418,955
Operating expenses:
Product development(1)	34,066	27,866	97,047	85,914
Sales and marketing(1)	55,563	51,906	159,644	145,849
General and administrative(1)	37,909	31,249	120,836	87,702
Amortization of intangible assets	11,206	10,444	33,872	30,682
Total operating expenses	138,744	121,465	411,399	350,147
Operating income	33,672	24,639	75,371	68,808
Interest expense and other, net	(13,305)	(8,764)	(38,732)	(22,773)
Income before income taxes	20,367	15,875	36,639	46,035
Income tax expense	4,026	4,171	3,392	7,996
Net income	$ 16,341	$ 11,704	$ 33,247	$ 38,039

Net income per share attributable to common stockholders:
Basic	$ 0.16	$ 0.13	$ 0.35	$ 0.41
Diluted	$ 0.16	$ 0.12	$ 0.33	$ 0.39
Weighted average common shares outstanding:
Basic	99,334	92,239	95,926	91,884
Diluted	103,385	97,114	99,898	96,392

(1) Includes stock-based expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue	$ 1,754	$ 1,425	$ 6,021	$ 4,203
Product development	2,893	1,948	6,459	6,444
Sales and marketing	5,658	6,358	13,842	18,091
General and administrative	5,512	6,767	18,027	18,538
	$ 15,817	$ 16,498	$ 44,349	$ 47,276

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$ 16,341	$ 11,704	$ 33,247	$ 38,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,647	29,266	102,553	86,106
Amortization of debt discount and issuance costs	5,910	3,676	14,320	10,189
Amortization of right-of-use assets	3,286	2,759	10,269	8,684
Deferred taxes	4,148	3,795	2,915	8,031
Stock-based expense	15,817	16,498	44,349	47,276
Loss on disposal and impairment of other long-lived assets	-	(10)	12	259
Change in fair value of equity investment	-	-	-	(2,600)
Acquisition-related consideration	(679)	394	(786)	1,093
Change in customer deposits	(30,579)	45,512	(14,211)	(1,034)
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	1,541	(826)	15,393	(9,898)
Net cash provided by operating activities	50,432	112,768	208,061	186,145

Cash flows from investing activities:
Purchases of property, equipment, and software	(18,565)	(15,045)	(48,311)	(38,511)
Acquisition of businesses, net of cash and restricted cash acquired	(70,196)	(32,531)	(129,696)	(50,059)
Purchase of other investment	-	-	-	(1,750)
Net cash used in investing activities	(88,761)	(47,576)	(178,007)	(90,320)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(4,036)	(235)	96,265	(8,302)
Purchase of capped call instruments	-	-	(39,365)	-
Payments on finance lease obligations	(831)	(752)	(2,464)	(2,879)
Payments of acquisition-related consideration	(9,868)	(6,096)	(12,260)	(26,343)
Proceeds from public offering, net of underwriters’ discount and offering costs	(276)	-	334,126	-
Proceeds from exercise of stock options	301	1,385	8,023	4,454
Purchase of treasury stock related to stock-based compensation	(4,273)	(5,663)	(10,516)	(16,771)
Other financing activities, net	(441)	-	(815)	-
Net cash (used in) provided by financing activities	(19,424)	(11,361)	372,994	(49,841)
Net (decrease) increase in cash, cash equivalents and restricted cash	(57,753)	53,831	403,048	45,984
Effect of exchange rate on cash	269	258	(56)	277

Cash, cash equivalents and restricted cash:
Beginning of period	900,953	374,930	440,477	382,758
End of period	$ 843,469	$ 429,019	$ 843,469	$ 429,019

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue (GAAP)	$ 298,149	$ 255,202	$ 860,429	$ 733,369
Acquisition-related deferred revenue	388	38	1,213	419
Non-GAAP Total Revenue	$ 298,537	$ 255,240	$ 861,642	$ 733,788

Adjusted Gross Profit
Set forth below is a presentation of the company’s “Adjusted Gross Profit.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Gross profit (GAAP)	$ 172,416	$ 146,104	$ 486,770	$ 418,955
Acquisition-related deferred revenue	388	38	1,213	419
Depreciation	4,003	4,007	11,613	11,695
Amortization of product technologies	14,236	10,315	42,539	29,729
Organizational realignment	-	125	453	125
Stock-based expense	1,754	1,425	6,021	4,203
Adjusted Gross Profit	$ 192,797	162,014	548,609	465,126

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (GAAP)	$ 16,341	$ 11,704	$ 33,247	$ 38,039
Acquisition-related deferred revenue	388	38	1,213	419
Depreciation, asset impairment, and loss on disposal of assets	9,205	8,498	26,154	25,955
Amortization of product technologies and intangible assets	25,442	20,759	76,411	60,411
Change in fair value of equity investment	-	-	-	(2,600)
Acquisition-related expense	1,682	755	8,543	1,160
Organizational realignment	-	684	2,431	684
Regulatory and legal matters	-	215	2,509	567
Stock-based expense	15,817	16,498	44,349	47,276
Interest expense, net	13,267	8,791	39,301	25,613
Income tax expense	4,026	4,171	3,392	7,996
Adjusted EBITDA	$ 86,168	$ 72,113	$ 237,550	$ 205,520

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2020	2019	2020	2019
Product development expense (GAAP)		$ 34,066	$ 27,866	$ 97,047	$ 85,914
Less:	Organizational realignment	-	316	698	316
	Stock-based expense	2,893	1,948	6,459	6,444
Non-GAAP Product Development Expense		$ 31,173	$ 25,602	$ 89,890	$ 79,154

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2020	2019	2020	2019
Sales and marketing expense (GAAP)		$ 55,563	$ 51,906	$ 159,644	$ 145,849
Less:	Organizational realignment	-	108	889	108
	Stock-based expense	5,658	6,358	13,842	18,091
Non-GAAP Sales and Marketing Expense		$ 49,905	$ 45,440	$ 144,913	$ 127,650

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2020	2019	2020	2019
General and administrative expense (GAAP)		$ 37,909	$ 31,249	$ 120,836	$ 87,702
Less:	Asset impairment and (gain) loss on disposal of assets	-	(10)	12	259
	Acquisition-related expense	1,682	755	8,543	1,160
	Organizational realignment	-	135	391	135
	Regulatory and legal matters	-	215	2,509	567
	Stock-based expense	5,512	6,767	18,027	18,538
Non-GAAP General and Administrative Expense		$ 30,715	$ 23,387	$ 91,354	$ 67,043

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2020	2019	2020	2019
Operating expense (GAAP)		$ 138,744	$ 121,465	$ 411,399	$ 350,147
Less:	Asset impairment and (gain) loss on disposal of assets	-	(10)	12	259
	Amortization of intangible assets	11,206	10,444	33,872	30,682
	Acquisition-related expense	1,682	755	8,543	1,160
	Organizational realignment	-	559	1,978	559
	Regulatory and legal matters	-	215	2,509	567
	Stock-based expense	14,063	15,073	38,328	43,073
Non-GAAP Operating Expense		$ 111,793	$ 94,429	$ 326,157	$ 273,847

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating income (GAAP)	$ 33,672	$ 24,639	$ 75,371	$ 68,808
Acquisition-related deferred revenue	388	38	1,213	419
Asset impairment and (gain) loss on disposal of assets	-	(10)	12	259
Amortization of product technologies and intangible assets	25,442	20,759	76,411	60,411
Acquisition-related expense	1,682	755	8,543	1,160
Organizational realignment	-	684	2,431	684
Regulatory and legal matters	-	215	2,509	567
Stock-based expense	15,817	16,498	44,349	47,276
Non-GAAP Operating Income	$ 77,001	$ 63,578	$ 210,839	$ 179,584

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (GAAP)	$ 16,341	$ 11,704	$ 33,247	$ 38,039
Income tax expense	4,026	4,171	3,392	7,996
Income before income taxes	20,367	15,875	36,639	46,035

Acquisition-related deferred revenue	388	38	1,213	419
Asset impairment and (gain) loss on disposal of assets	-	(10)	12	259
Amortization of product technologies and intangible assets	25,442	20,759	76,411	60,411
Change in fair value of equity investment	-	-	-	(2,600)
Acquisition-related expense	1,682	755	8,543	1,160
Organizational realignment	-	684	2,431	684
Regulatory and legal matters	-	215	2,509	567
Amortization of convertible notes' discount	4,969	2,756	11,990	8,149
Stock-based expense	15,817	16,498	44,349	47,276
Non-GAAP income before income taxes	68,665	57,570	184,097	162,360
Assumed rate for income tax expense (1)	24.0%	26.0%	24.0%	26.0%
Assumed provision for non-GAAP income tax expense	16,480	14,968	44,183	42,214
Non-GAAP Net Income	$ 52,185	$ 42,602	$ 139,914	$ 120,146

Net income per diluted share	$ 0.16	$ 0.12	$ 0.33	$ 0.39
Non-GAAP Net Income per Diluted Share	$ 0.52	$ 0.45	$ 1.44	$ 1.28

Weighted average outstanding shares - basic	99,334	92,239	95,926	91,884
Non-GAAP Adjusted Diluted Weighted Average Shares Outstanding:
Weighted average outstanding shares - diluted	103,385	97,114	99,898	96,392
Dilution offset from convertible note hedge transactions	(2,643)	(2,716)	(2,523)	(2,485)
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	100,742	94,398	97,375	93,907

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
On demand revenue (GAAP)	$ 290,239	$ 245,637	$ 837,269	$ 707,341
Acquisition-related deferred revenue	388	38	1,213	419
Non-GAAP On Demand Revenue	$ 290,627	$ 245,675	$ 838,482	$ 707,760

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Ending on demand units	19,502	16,779	19,502	16,779
Average on demand units	19,191	16,642	18,892	16,468

ACV	$ 1,176,751	$ 990,800
RPU	$ 60.34	$ 59.05

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three and twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$ 291,915	$ 295,915	$ 1,152,344	$ 1,156,344
Acquisition-related deferred revenue	443	443	1,656	1,656
Non-GAAP Total Revenue	$ 292,358	$ 296,358	$ 1,154,000	$ 1,158,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three and twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net income (GAAP)	$ 10,605	$ 14,925	$ 43,852	$ 48,172
Income tax expense	2,362	3,742	5,754	7,134
Income before income taxes	12,967	18,667	49,606	55,306

Acquisition-related deferred revenue	443	443	1,656	1,656
Asset impairment and loss on disposal of assets	-	-	12	12
Amortization of product technologies and intangible assets	26,440	25,940	102,851	102,351
Acquisition-related expense	1,521	1,321	10,064	9,864
Organizational realignment	-	-	2,431	2,431
Regulatory and legal matters	-	-	2,509	2,509
Amortization of convertible notes' discount	5,507	5,507	17,497	17,497
Stock-based expense	14,348	13,948	58,697	58,297
Non-GAAP Income before income taxes	61,226	65,826	245,323	249,923
Expected effective tax rate (1)	24.0%	24.0%	24.0%	24.0%
Assumed provision for income tax expense	14,694	15,798	58,878	59,982
Non-GAAP Net Income	$ 46,532	$ 50,028	$ 186,445	$ 189,941

Net income per diluted share	$ 0.10	$ 0.14	$ 0.44	$ 0.48
Non-GAAP Net Income per Diluted Share	$ 0.46	$ 0.50	$ 1.90	$ 1.94

Non-GAAP Adjusted Diluted Weighted Average Shares Outstanding:
Weighted average outstanding shares - diluted	103,777	103,777	100,731	100,731
Dilution offset from convertible note hedge transactions	(2,748)	(2,748)	(2,579)	(2,579)
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	101,029	101,029	98,152	98,152

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three and twelve months ending December 31, 2020. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2020		December 31, 2020
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$ 10,605	$ 14,925	$ 43,852	$ 48,172
Acquisition-related deferred revenue	443	443	1,656	1,656
Depreciation, asset impairment, and loss on disposal of assets	9,300	9,100	35,454	35,254
Amortization of product technologies and intangible assets	26,440	25,940	102,851	102,351
Acquisition-related expense	1,521	1,321	10,064	9,864
Organizational realignment	-	-	2,431	2,431
Regulatory and legal matters	-	-	2,509	2,509
Stock-based expense	14,348	13,948	58,697	58,297
Interest expense, net	13,431	13,031	52,732	52,332
Income tax (benefit) expense	2,362	3,742	5,754	7,134
Adjusted EBITDA	$ 78,450	$ 82,450	$ 316,000	$ 320,000

(1) For 2020 guidance purposes, the company uses a 24.0% tax rate to approximate the company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2) It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions and capped call transactions entered into in May 2017 and May 2020, respectively, in connection with the issuance of the convertible notes.

(3) Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

Contacts

RealPage Investor Relations
Steve Calk
972-810-8138
IR@realpage.com